EXHIBIT 1(m)

                     AMENDMENT NO. 6 TO DECLARATION OF TRUST
                    OF MERCURY ASSET MANAGEMENT MASTER TRUST

      The undersigned Secretary of Mercury Asset Management Master Trust (the "Trust"), a Delaware business trust, DOES HEREBY CERTIFY, pursuant to the authority conferred on the Secretary of the Trust by Section 10.4(c) of the Trust's Declaration of Trust dated April 23, 1998 (the "Declaration of Trust"), that the following amendment was duly adopted by the Board of Trustees on September 6, 2000.

      1. The Declaration of Trust is hereby amended to change the name of the Trust to Mercury Master Trust in each place where such name appears.

      IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Declaration of Trust as of September 6, 2000.

                                                      /s/ Robert E. Putney, III
                                                      --------------------------
                                                      Robert E. Putney, III
                                                      Secretary